                                                                EXHIBIT 2.1







        -----------------------------------------------------------


                    REORGANIZATION AND MERGER AGREEMENT

                                 By and Among

                            AMBANC HOLDING CO., INC.
                                    AND
                          AMSTERDAM SAVINGS BANK, FSB


                                    And


                           AFSALA BANCORP, INC.
                                    AND
                          AMSTERDAM FEDERAL BANK



                         Dated as of April 23, 1998


        -----------------------------------------------------------

                                TABLE OF CONTENTS

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ARTICLE I     THE MERGER AND RELATED MATTERS . . . . . . . . . .2
     1.1     Merger: Surviving Institution . . . . . . . . . . .2
     1.2     Effective Time of the Merger. . . . . . . . . . . .2
     1.3     Conversion of Shares. . . . . . . . . . . . . . . .3
     1.4     Surviving Corporation in the Acquisition Merger . .3
     1.5     Authorization for Issuance of Ambanc Common Stock;
             Exchange of Certificates. . . . . . . . . . . . . .5
     1.6     No Fractional Shares. . . . . . . . . . . . . . . .6
     1.7     Shareholders' Meeting . . . . . . . . . . . . . . .7
     1.8     Company Stock Options . . . . . . . . . . . . . . .7
     1.9     Registration Statement; Prospectus/Proxy Statement.7
     1.10    Cooperation; Regulatory Approvals . . . . . . . . .8
     1.11    Closing . . . . . . . . . . . . . . . . . . . . . .9
     1.12    Closing of Transfer Books . . . . . . . . . . . . .9
     1.13    Bank Merger . . . . . . . . . . . . . . . . . . . .9
     1.14    Option Agreement. . . . . . . . . . . . . . . . . 10

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF COMPANY
            AND SAVINGS. . . . . . . . . . . . . . . . . . . . 10
     2.1    Organization, Good Standing, Authority, Insurance, Etc10
     2.2    Capitalization . . . . . . . . . . . . . . . . . . 11
     2.3    Ownership of Subsidiaries. . . . . . . . . . . . . 11
     2.4    Financial Statements and Reports . . . . . . . . . 12
     2.5    Absence of Changes . . . . . . . . . . . . . . . . 13
     2.6    Prospectus/Proxy Statement . . . . . . . . . . . . 13
     2.7    No Broker's or Finder's Fees . . . . . . . . . . . 13
     2.8    Litigation and Other Proceedings . . . . . . . . . 14
     2.9    Compliance with Law. . . . . . . . . . . . . . . . 14
     2.10   Corporate Actions. . . . . . . . . . . . . . . . . 14
     2.11   Authority. . . . . . . . . . . . . . . . . . . . . 15
     2.12   Employment Arrangements. . . . . . . . . . . . . . 15
     2.13   Employee Benefits. . . . . . . . . . . . . . . . . 16
     2.14   Information Furnished. . . . . . . . . . . . . . . 17
     2.15   Property and Assets. . . . . . . . . . . . . . . . 18
     2.16   Agreements and Instruments . . . . . . . . . . . . 18
     2.17   Material Contract Defaults . . . . . . . . . . . . 18
     2.18   Tax Matters. . . . . . . . . . . . . . . . . . . . 19
     2.19   Environmental Matters. . . . . . . . . . . . . . . 19
     2.20   Loan Portfolio:  Portfolio Management. . . . . . . 20
     2.21   Real Estate Loans and Investments. . . . . . . . . 20
     2.22   Derivatives Contracts. . . . . . . . . . . . . . . 20
     2.23   Insurance. . . . . . . . . . . . . . . . . . . . . 21

ARTICLE III REPRESENTATIONS AND WARRANTIES OF AMBANC AND
            THE BANK . . . . . . . . . . . . . . . . . . . . . 21
     3.1    Organization, Good Standing, Authority, Insurance, Etc21
     3.2    Capitalization . . . . . . . . . . . . . . . . . . 22
     3.3    Ownership of Subsidiaries. . . . . . . . . . . . . 22
     3.4    Financial Statements and Reports . . . . . . . . . 22
     3.5    Absence of Changes . . . . . . . . . . . . . . . . 23
     3.6    Prospectus/Proxy Statement . . . . . . . . . . . . 24
     3.7    No Broker's or Finder's Fees . . . . . . . . . . . 24
     3.8    Compliance With Law. . . . . . . . . . . . . . . . 24
     3.9    Corporate Actions. . . . . . . . . . . . . . . . . 25
     3.10   Authority. . . . . . . . . . . . . . . . . . . . . 25
     3.11   Information Furnished. . . . . . . . . . . . . . . 25
     3.12   Litigation and Other Proceedings . . . . . . . . . 26
     3.13   Agreements and Instruments . . . . . . . . . . . . 26
     3.14   Tax Matters. . . . . . . . . . . . . . . . . . . . 26
     3.15   Property and Assets. . . . . . . . . . . . . . . . 26
     3.16   Derivatives Contracts. . . . . . . . . . . . . . . 26
     3.17   Insurance. . . . . . . . . . . . . . . . . . . . . 27
     3.18   Employee Benefits. . . . . . . . . . . . . . . . . 27
     3.19   Material Contract Defaults . . . . . . . . . . . . 28
     3.20   Tax Matters. . . . . . . . . . . . . . . . . . . . 28
     3.21   Environmental Matters. . . . . . . . . . . . . . . 28
     3.22   Loan Portfolio:  Portfolio Management. . . . . . . 28

ARTICLE IV COVENANTS . . . . . . . . . . . . . . . . . . . . . 29
     4.1   Investigations; Access and Copies . . . . . . . . . 29
     4.2   Conduct of Business Prior to Closing. . . . . . . . 29
     4.3   No Solicitation . . . . . . . . . . . . . . . . . . 31
     4.4   Shareholder Approval. . . . . . . . . . . . . . . . 31
     4.5   Filing of Holding Company and Merger Applications . 32
     4.6   Consents. . . . . . . . . . . . . . . . . . . . . . 32
     4.7   Resale Letter Agreements. . . . . . . . . . . . . . 32
     4.8   Publicity . . . . . . . . . . . . . . . . . . . . . 32
     4.9   Cooperation Generally . . . . . . . . . . . . . . . 32
     4.10  Additional Financial Statements and Reports . . . . 32
     4.11  Stock Listing . . . . . . . . . . . . . . . . . . . 33
     4.12  Allowance for Loan and Real Estate Owned Losses . . 33
     4.13  D&O Indemnification and Insurance . . . . . . . . . 33
     4.14  Tax Treatment . . . . . . . . . . . . . . . . . . . 34
     4.15  Update Disclosure . . . . . . . . . . . . . . . . . 34
     4.16  Company's Employee Plans and Benefit Arrangements . 34
     4.17  Amendment of Savings' Federal Stock Charter . . . . 35
     4.18  Environmental Reports . . . . . . . . . . . . . . . 35
     4.19  Advisory Board of Directors . . . . . . . . . . . . 36
     4.20  Appointment of President and CEO. . . . . . . . . . 36
     4.21  Approvals and Registration. . . . . . . . . . . . . 36
     4.22  Notice of Adverse Changes . . . . . . . . . . . . . 37
     4.23  Further Actions . . . . . . . . . . . . . . . . . . 37
     4.24  Further Transactions. . . . . . . . . . . . . . . . 38

ARTICLE V  CONDITIONS TO THE MERGER; TERMINATION OF AGREEMENT. 38
     5.1   General Conditions. . . . . . . . . . . . . . . . . 38
     5.2   Conditions to Obligations of Ambanc and Bank. . . . 39
     5.3   Conditions to Obligations of Company and Savings. . 41
     5.4   Termination of Agreement and Abandonment of Merger. 43

ARTICLE VI TERMINATION OF OBLIGATIONS; PAYMENT OF EXPENSES . . 46
     6.1   Termination; Lack of Survival of Representations and Warranties46
     6.2   Payment of Expenses . . . . . . . . . . . . . . . . 46

ARTICLE VII CERTAIN POST-MERGER AGREEMENTS . . . . . . . . . . 46
     7.1   Reports to the SEC. . . . . . . . . . . . . . . . . 46
     7.2   Employees.. . . . . . . . . . . . . . . . . . . . . 46

ARTICLE VIII GENERAL . . . . . . . . . . . . . . . . . . . . . 47
     8.1   Amendments. . . . . . . . . . . . . . . . . . . . . 47
     8.2   Confidentiality . . . . . . . . . . . . . . . . . . 47
     8.3   Governing Law . . . . . . . . . . . . . . . . . . . 47
     8.4   Notices . . . . . . . . . . . . . . . . . . . . . . 48
     8.5   No Assignment . . . . . . . . . . . . . . . . . . . 48
     8.6   Headings. . . . . . . . . . . . . . . . . . . . . . 49
     8.7   Counterparts. . . . . . . . . . . . . . . . . . . . 49
     8.8   Construction and Interpretation . . . . . . . . . . 49
     8.9   Entire Agreement. . . . . . . . . . . . . . . . . . 49
     8.10  Severability. . . . . . . . . . . . . . . . . . . . 49
     8.11  No Third Party Beneficiaries. . . . . . . . . . . . 49
     8.12  Enforcement of Agreement. . . . . . . . . . . . . . 49


Schedules:
  Schedule I     Disclosure Schedule for the Company and Savings
  Schedule II     Disclosure Schedule for Ambanc and the Bank
  Schedule 4.2
  Schedule 4.7
  Schedule 4.16

Exhibits:
  Exhibit 1.1(a)  Bank Plan of Merger
  Exhibit 1.14    Option Agreement
  Exhibit 5.2(a)  Form of Opinion of Counsel for the Company
  Exhibit 5.3(a)  Form of Opinion of Counsel for Ambanc

                      REORGANIZATION AND MERGER AGREEMENT
==============================================================================

     THIS REORGANIZATION AND MERGER AGREEMENT ("Agreement") is dated as of April 23, 1998, by and among AMBANC HOLDING CO., INC., a Delaware corporation ("Ambanc"), and AMSTERDAM SAVINGS BANK, FSB, a Federally chartered savings bank and wholly-owned subsidiary of Ambanc ("Bank"); and AFSALA BANCORP, INC., a Delaware corporation ("Company"), and AMSTERDAM FEDERAL BANK, a Federally chartered savings bank and wholly-owned subsidiary of Company ("Savings").

     WHEREAS, Ambanc, a unitary savings and loan holding company, with principal offices in Amsterdam, New York, owns all of the issued and outstanding capital stock of Bank, with its principal offices in Amsterdam, New York.

     WHEREAS, the Company, a non-diversified, unitary savings and loan holding company, with its principal offices in Amsterdam, New York, owns all of the issued and outstanding capital stock of Savings, with its principal offices in Amsterdam, New York;

     WHEREAS, Ambanc and the Company desire to combine their respective holding companies through a tax-free exchange so that the respective shareholders of both Ambanc and the Company will have an equity ownership in the combined holding company;

     WHEREAS, following the combination of Ambanc and the Company, it is intended that Bank and Savings will be merged such that the resulting holding company will retain the advantage of a unitary savings and loan holding company status and that the resulting savings institution will achieve certain economies of scale and efficiencies as a result of such subsequent merger;

     WHEREAS, it is intended that to accomplish this result, the Company will be acquired by means of a merger (the "Acquisition Merger") of the Company with and into Ambanc, followed by the merger of Savings with and into the Bank (the "Bank Merger"). The Acquisition Merger and the Bank Merger are collectively referred to as the "Merger";

     WHEREAS, it is intended that for federal income tax purposes, the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and this Agreement shall constitute a plan of reorganization pursuant to Section 368 of the Code;

     WHEREAS, as an inducement to and condition of Ambanc's willingness to enter into this Agreement, the Company will grant to Ambanc, on the date after the date of this Agreement, an option pursuant to the Stock Option Agreement, the form of which is attached hereto as Exhibit 1.14 (the "Option Agreement"); and

     WHEREAS, the Boards of Directors of Ambanc and the Company have determined that this Agreement and the transactions contemplated hereby are in the best interests of Ambanc and the Company, respectively, and their respective Boards of Directors and have approved this Agreement and the Option Agreement. Consummation of the Merger is subject to the prior approval of the Office of Thrift Supervision ("OTS") and the approval of this Agreement by the stockholders of Ambanc and the Company, among other conditions specified herein.

     NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:


                                ARTICLE I
                       THE MERGER AND RELATED MATTERS

     1.1     Merger: Surviving Institution.  Subject to the terms and
            ------------------------------
conditions of this Agreement, and pursuant to the provisions of the Delaware General Corporation Law ("DGCL"), the Home Owners Loan Act, as amended ("HOLA"), and the rules and regulations promulgated thereunder (the "Thrift Regulations"), (a) at the Acquisition Merger Effective Time (as hereinafter defined), the Company shall be merged with and into Ambanc pursuant to the terms and conditions set forth herein, (b) the separate corporate existence of the Company shall cease and Ambanc shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation"), and (c) thereafter, at the Bank Merger Effective Time (as hereinafter defined) Savings shall be merged with and into the Bank pursuant to the terms and conditions set forth herein and in a plan of merger set forth in Exhibit 1.1(b) (the "Bank Plan of Merger"). The Acquisition Merger shall have the effects specified in the DGCL and Section 1.4(e) hereof. Upon consummation of the Bank Merger, the separate existence of Savings shall cease and the Bank shall continue as the surviving institution of the Bank Merger. The name of the Bank, as the surviving institution of the Bank Merger, shall be mutually agreed upon. From and after the Bank Merger Effective Time, the Bank, as the surviving institution of the Bank Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of the Bank and Savings, all as more fully described in the Thrift Regulations,
Section 1.13 hereof and the Bank Plan of Merger. Ambanc may at any time change the method of effecting the Merger if and to the extent it deems such change to be necessary, provided, however, that no such change shall (A) alter or change the amount or kind of consideration to be issued to holders of Company common stock as provided for in this Agreement, (B) adversely affect the tax treatment to Company shareholders as a result of receiving the consideration described in Section 1.3 herein or (C) materially impede or delay receipt of any approval referred to in Section 5.1 hereof or the consummation of the transactions contemplated by this Agreement.

     1.2     Effective Time of the Merger.  As soon as practicable after each
            -----------------------------
of the conditions set forth in Article V hereof have been satisfied or waived, Ambanc and the Company will file, or cause to be filed, a certificate of merger with appropriate authorities of Delaware for the Acquisition Merger and articles of combination with the OTS for the Bank Merger, which certificate of merger and articles of combination shall in each case be in the form required by and executed in accordance with applicable provisions of Delaware law and the Thrift Regulations, respectively. The Acquisition Merger shall become effective at the time the certificate of merger is filed with the appropriate authorities of Delaware (the "Acquisition Merger Effective Time"), which shall be immediately following the Closing (as defined in Section 1.11 herein) and on the same day as the Closing if practicable. The Bank Merger shall become effective at the time the articles of combination for such merger are endorsed by the OTS pursuant to Section 552.13(k) of the Thrift Regulations (the "Bank Merger Effective Time"). The parties shall cause the Acquisition Merger to become effective prior to the Bank Merger.

     1.3     Conversion of Shares.
             --------------------

          (a)(i) At the Acquisition Merger Effective Time, by virtue of the Acquisition Merger and without any action on the part of Ambanc or the Company or the holders of shares of Ambanc or Company common stock, each outstanding share of Company common stock issued and outstanding immediately prior to the Acquisition Merger Effective Time shall be converted into and represent solely the right to receive without any action by the holder, 1.06